SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) - November 29, 1999

                                 HSB Group, Inc.
             (Exact name of registrant as specified in its charter)

       Connecticut                      001-13135               06-1475343
    (State or other                     (Commission             (IRS Employer
   jurisdiction of incorporation)       File Number)            Identification
                                                                No.)

       One State Street, Hartford, Connecticut               06102-5024
      (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code - (860-722-1866)




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Item 5.  Other Events

On November 29, 1999, HSB Group, Inc. (the "Company") issued a press release announcing the election of Richard H. Booth as president and chief executive officer of the Company effective January 1, 2000 and the retirement of Gordon W. Kreh during 2000. Included herewith as Exhibit 99 is the Company's press release related to this announcement and such information is incorporated herein by reference.


Item 7.  Exhibits.

99. Press release dated November 29, 1999.



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Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                      HSB Group, Inc.


Dated:  November 29, 1999                         /s/ R. Kevin Price
                                                      R. Kevin Price
                                                      Senior Vice President
                                                      and Corporate Secretary